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                                                                   EXHIBIT 23.7

                         CONSENT OF ERNST & YOUNG LLP

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-12207) of AccuStaff Incorporated and related Joint Proxy Statement/Prospectus of AccuStaff Incorporated and Career Horizons, Inc. and to the incorporation by reference therein of our report dated March 22, 1995, with respect to the financial statements of Programming Enterprises, Inc. dba Mini-Systems Associates included in Career Horizons, Inc.'s Amended Current Report on Form 8-K/A dated December 20, 1995, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California

October 3, 1996